Exhibit 31.2

CERTIFICATION

I, Stanley J. Gadek, the Senior Vice President, Finance, Treasurer and Chief Financial Officer of AirTran Holdings, Inc. (the “Company”), certify that:

(1)	I have reviewed this quarterly report on Form 10-Q, as amended, of the Company;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

(4)	The Company’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	[Intentionally Omitted];

(c)	Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report (the “Evaluation Date”) based on such evaluation; and

(d)	Disclosed in this report any change in the Company’s internal control over financial reporting based on our evaluation as of the Evaluation Date, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

(5)	The Company’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of Company’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

September 18, 2003	/s/ Stanley J. Gadek
Stanley J. Gadek
AirTran Holdings, Inc.
Senior Vice President, Finance, Treasurer and
Chief Financial Officer